                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY


         The undersigned director of Vulcan Materials Company, a New Jersey corporation, hereby nominates, constitutes and appoints William F. Denson, III, and E. Starke Sydnor, and each of them, the true and lawful attorneys of the undersigned to sign the name of the undersigned as director to the Registration Statement on Form S-3 relating to the offering of unsubordinated, unsecured debt securities discussed at the November 14, 1998, meeting of the Board of Directors of the Company, and to any and all amendments to said Registration Statement, including post-effective amendments thereto and all related documents, said Registration Statement and amendments to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1933, as amended.

         The undersigned hereby grants to said attorneys full power of substitution, resubstitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

         IN WITNESS WHEREOF, the undersigned director of Vulcan Materials Company has executed this Power of Attorney this 12th day of March, 1999.


                                            /s/ A. Frederick Gerstell
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                                             A. Frederick Gerstell